Exhibit 99.3

Investor Relations Contacts:

Lantronix, Inc.
Jeremy Whitaker

Chief Financial Officer
(949) 453-3990

E.E. Wang Lukowski

investors@lantronix.com

949-614-5879

Former Emulex Executive Chairman Paul Folino Joins Lantronix Board of Directors

--New Independent Director Brings 30+ Years of Technology Industry Leadership and Experience; Company Regains Compliance with NASDAQ Listing Standards--

Irvine, Calif., June 11, 2012 – Lantronix, Inc. (the “company”) (NASDAQ: LTRX), a leading global provider of smart M2M connectivity solutions, today announced that technology industry veteran Paul Folino has joined the board of directors as an independent director. In his new role, Folino was elected by the Board to serve as Corporate Governance and Nominating Committee chair and as a member of the Board’s Audit Committee and Compensation Committee.

Folino, 67, currently serves as a director of Emulex Corporation, a premier global provider of advanced storage networking infrastructure solutions. From May 1993 to September 2006, he served as chief executive officer for Emulex and served as executive chairman from September 2006 to November 2011. Under his leadership, Emulex Corporation’s revenues grew from $55 million to $470 million.

Prior to Emulex, Folino was president and chief operating officer for Thomas-Conrad, a manufacturer of network interface products. Under his leadership, revenues grew from $18 million to $60 million and Thomas-Conrad was recognized by INC Magazine as one of the top ten fastest growing privately held corporations in America. Earlier, he served as president and chief operating officer of Eczel Corporation, a national distributor of microcomputers, supplies, accessories and peripherals. Folino started his career at Xerox where he was part of the team that launched the first Ethernet networking products.

Folino also currently serves on the boards of Microsemi Corporation, a global provider of semiconductor solutions, and CoreLogic, a leading provider of information, analytics and business services.

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“By having an executive of Paul Folino’s caliber join the Lantronix Board, we have met our objectives in recruiting a director who brings substantial industry experience and value,” said Chairman Bernhard Bruscha. “With more than 30 years of successful experience in the technology industry, Paul’s reputation as a business leader and strategic thinker is well established. His proven track record in growing companies, in-depth understanding of networking technology and his deep connections in the industry make him a highly valued addition to Lantronix.”

“With an energized and focused executive team at the helm that has already delivered improved financial and operational results, I’m thrilled to be joining Lantronix at this exciting stage in its development,” said Folino. “I look forward to working with the Board and CEO Kurt Busch to help guide the company as it continues to execute its strategic plan towards its goal of achieving profitable growth and long-term enhanced value for shareholders.”

In 2006, Folino was named by the Los Angeles Times as one of the “Top 100 Most Influential People in Southern California” and was named “Orange County Philanthropist of the Year” by the Association of Fundraising Professionals. In 2012, he was recognized by the Orange County Business Journal as one of the “Top 50 Most Influential Business Leaders” in Orange County. He sits on the board of several non-profit boards, including Chapman University, Cal State Fullerton’s Business School and Philanthropic Foundation, the Orange County High School of the Arts and the New Majority.

Lantronix also announced that it received a letter on June 8, 2012 from the NASDAQ Stock Market LLC notifying it that with the addition of Mr. Folino on its Audit Committee the company had regained compliance with the NASDAQ Listing Rule which requires that the audit committee of the company be comprised of at least three independent directors.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify access and communication with and between virtually any electronic device. Our smart connectivity solutions enable sharing data between devices and applications to empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely and securely connect electronic equipment via networks and the Internet. Founded in 1989, Lantronix serves some of the largest medical, security, industrial and building automation, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif.

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For more information, visit www.lantronix.com. The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our future business plans, future financial position, future results of operations and future product development strategies and schedules. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: our ability to execute on our strategic plan to achieve profitable growth; our ability to raise additional capital when and to the extent necessary; final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; our ability to implement the planned cost reduction program; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Annual Report on Form 10-K for the year ended June 30, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011, and March 31, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. If the Company does update or correct one or more of these forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections.

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